UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017

ENVISION HEALTHCARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37955	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 30, 2017, Envision Healthcare Corporation (the “Company”) announced that all outstanding shares of its 5.250% Mandatory Convertible Preferred Stock, Series A‑1 (the “Preferred Stock”) will automatically convert into shares of the Company’s common stock, $0.01 par value (the “Common Stock”), pursuant to the terms of the Preferred Stock as set forth in the Company’s Second Amended and Restated Certificate of Incorporation. The conversion will be effective at 5:00 p.m. eastern daylight savings time on July 3, 2017 (“Mandatory Conversion Date”), which is the first business day following the conversion date of July 1, 2017. No action by holders of Preferred Stock is required in connection with the mandatory conversion.

On the Mandatory Conversion Date, each share of Preferred Stock, unless previously converted, will automatically convert into 1.8141 shares of Common Stock. The number of shares of Common Stock issuable on conversion was determined based on the volume weighted average price per share of the Common Stock over the 20-trading-day period ending on June 29, 2017, in accordance with the terms of the Preferred Stock. The Company will pay cash in lieu of any fractional share upon conversion.

As previously announced, the next scheduled dividend payment date with respect to the Preferred Stock is the Mandatory Conversion Date, payable to record holders of the Preferred Stock as of June 15, 2017 in the customary manner.

Following the Mandatory Conversion Date, shares of Preferred Stock will no longer be outstanding and all rights of the holders with respect to such Preferred Stock, including dividend rights, will terminate, except for the right to receive the number of whole shares of Common Stock issuable upon conversion of the Preferred Stock and cash in lieu of any fractional shares of Common Stock, as described above. Upon conversion, the Preferred Stock will be delisted from trading on the New York Stock Exchange.

As of March 31, 2017, the Company had outstanding 1,725,000 shares of Preferred Stock, all of which will be converted to Common Stock on or before the Mandatory Conversion Date. The impact of this conversion was contemplated in the Company’s previously issued adjusted net earnings per share guidance, which gives effect to the dilutive impact of the conversion.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated June 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Envision Healthcare Corporation

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Executive Vice President and Chief Financial Officer
(Principal Financial and Duly Authorized Officer)

Date:    June 30, 2017

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press Release dated June 30, 2017